Exhibit 10.4


                        AMENDMENT TO CONSULTING AGREEMENT

     THIS AMENDMENT TO CONSULTING AGREEMENT (the "Amendment") is made as of the 2nd day of November, 2005, by and between Granite Associates, Inc. (the "Consultant") and SunnComm International, Inc., a Nevada Corporation with its principal place of business at 668 North 44th Street, Ste. 248, Phoenix, AZ (the "Company").

     WHEREAS, the parties entered into a Consulting Agreement on September 1, 2005 and dated August 30, 2005 (the "Consulting Agreement");

     WHEREAS, the parties wish to amend the Consulting Agreement as set forth below;

     NOW, THEREFORE, in consideration of the foregoing and the mutual promises and covenants herein contained, it is hereby agreed as follows:

     1. Paragraph 3 of the Consulting Agreement shall be deleted in its entirety and replaced with the following:

     "3. Non-Circumvention; Exclusivity.

          "(a) The Company hereby agrees to maintain the confidentiality of the Consultant's Investors, except as required by applicable law. Such Investors shall be those entities or individuals that the Consultant has introduced to the Company or procured as a potential candidate for a transaction with the Company. For a period of two years from the date hereof, the Company will not solicit or enter into any transaction with the Consultant's Investors without the written consent of the Consultant. If a transaction other than the exercise of Warrants included in the Equity Financing, or similar business relationship, is entered into by the Company with an Investor identified in writing as a Granite contact within two years from the date hereof, Consultant's Fee shall be due and payable by Company as outlined in this Agreement.

          "(b) The Company and MediaMax agree that, from November 2, 2005 until December 15, 2005, neither the Company nor MediaMax will, directly or indirectly, solicit, entertain proposals from, hold discussions or negotiations with, provide information to, or otherwise cooperate in any way with, any person or entity other than the Consultant concerning financing of the Company (whether debt or equity). The Company or MediaMax will promptly communicate to the Consultant the terms of any proposal, offer or request for information it may receive in respect of any such proposed transaction."

     2. Any conflict between the provisions of Paragraph 3(b), as amended hereby, and the use of the words "non-exclusive" or words of similar meaning or import in the Consulting Agreement shall be resolved in favor of the provisions of Paragraph 3(b) as amended hereby.

     3. Except as herein expressly amended, the Consulting Agreement is ratified and confirmed in all respects and shall remain in full force and effect in accordance with its terms.

     IN WITNESS WHEREOF, the parties hereto have duly caused this Amendment to be executed as of the day and year first above written.

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GRANITE ASSOCIATES, INC.                      SUNNCOMM INTERNATIONAL, INC.


______________________________________        __________________________________
Authorized Signature                          Authorized Signature

Print Name:___________________________        Print Name: Peter H. Jacobs


Title:____________  Date:_____________        Title: President  Date:___________



Agreed to and Accepted:

MEDIAMAX TECHNOLOGY CORP.

______________________________________
Authorized Signature

Print Name:___________________________

Title:____________  Date:_____________

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